UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): September 28, 2006


                             Sinoenergy Corporation
             (Exact name of registrant as specified in its charter)

             Nevada                  0-30017           84-1491682
             ------                  -------           ----------
(State or other jurisdiction of    (Commission      (I.R.S. Employer
         incorporation)            File Number)    Identification No.)

  234-5149 Country Hills Blvd. NW; Suite 429, Calgary, Alberta, Canada T3A 5K8
  ----------------------------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (832) 274-3766


                          Franklyn Resources III, Inc.
                          ----------------------------
            (Former name of registrant, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal
Year.

      On September 28, 2006, we filed our amended and restated articles of incorporation (the "Restated Articles") with the Secretary of State of Nevada. The Restated Articles were approved by the holders of more than 97% of our outstanding common stock on September 5, 2006, and an information statement was mailed to our stockholders on September 8, 2006.

      The following is a summary of the changes effected by the Restated Articles. A copy of the Restated Articles is filed as an exhibit to this Form 8-K.

      1. Our corporate name was changed to Sinoenergy Corporation.

      2. Our authorized capital stock was changed from 25,000,000 shares, all of which are shares of common stock, par value $.001 per share, to an authorized capital stock of 110,000,000 shares, of which 10,000,000 shares are shares of preferred stock, par value $.001 per share, and 100,000,000 shares are shares of common stock, par value $.001 per share.

      3. Our board of directors has broad rights to set the rights, preferences, privileges, limitation and restrictions for one or more series of preferred stock, including the following:

                  (i) the designation of such series;

                  (ii) the dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, whether such dividends shall be cumulative or noncumulative, and whether such dividends may be paid in shares of any class or series of capital stock or other securities of the Corporation;

                  (iii) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (iv) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (v) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or series of capital stock or other securities of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustment and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of the shares of such series shall be entitled to vote, as a class or otherwise, with respect to the election of the directors or otherwise, and the number of votes to which the holder of each share of such series shall be entitled;

                  (vii) the restrictions, if any, on the issue or reissue of any additional shares or series of Preferred Stock; and


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                  (viii) the rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation.

      4. The Restated Articles add the following provision:

      "The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may not be waived or amended or may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended or may not be waived or amended absent such consent."

      5. The Restated Articles add a provision which eliminates liability of directors for monetary damages to the fullest extent permitted by Nevada law. Under Nevada law, with certain limited exception and unless the articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (a) his or her act or failure to act constituted a breach of fiduciary duties as a director or officer; and (b) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

      6. The Restated Articles provide that our officers and directors shall be indemnified to the fullest extent authorized by Nevada law, and that such right is a contract right. They also expressly permit us to carry officers and directors liability insurance that provides coverage whether or not we would have the power to indemnify such persons under Nevada law.

      On September 29, 2006, we filed a certificate of designation setting forth the rights, preferences and privileges of the holders a series of preferred stock, designated as the series A preferred stock. The certificate of designation was filed pursuant to a securities purchase agreement dated June 2, 2006, as amended, with an investor group. As a result of the filing of the Restated Articles and the certificate of designation, our notes in the principal amount of $3,700,000 became automatically converted into an aggregate of 5,692,307 shares of series A preferred stock.

      The following discussion is a summary of the key provisions of the certificate of designation, but this summary is qualified in its entirety by reference to the full text of the certificate of designation, a copy of which is filed as an exhibit to this Form 8-K. The certificate of designation provides:

      o Each share of series A preferred stock is initially convertible into one share of common stock without the payment of any additional consideration. The conversion ratio is subject to adjustment as described below.

      o If, while investors in the private placement own shares of series A preferred stock, we issue common stock at a price, or options, warrants or other convertible securities with a conversion or exercise price less than the conversion price (initially $.65), with certain specified exceptions, the number of shares issuable upon conversion of one share of series A preferred stock is adjusted to reflect a conversion price equal to the lower price.


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      o     If our consolidated pre-tax income for 2006 is less than $.212 per share on a fully-diluted basis, the conversion price shall be reduced proportionately by up to a maximum of 40%.

      o If our consolidated pre-tax income for 2007 is less than $.353 per share on a fully-diluted basis, the conversion price shall be reduced proportionately by up to a maximum of 40%.

      o No dividends are payable with respect to the series A preferred stock.

      o While the series A preferred stock is outstanding, we may not pay dividends on or redeem shares of common stock.

      o Upon any voluntary or involuntary liquidation, dissolution or winding-up, the holders of the series A preferred stock are entitled to a preference of $.65 per share before any distributions or payments may be made with respect to the common stock or any other class or series of capital stock which is junior to the series A preferred stock upon voluntary or involuntary liquidation, dissolution or winding-up.

      o The holders of the series A preferred stock have no voting rights. However, as long as any shares of series A preferred stock are outstanding, we shall not, without the affirmative approval of the holders of 75% of the outstanding shares of series A preferred stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the series A preferred stock or alter, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon liquidation senior to or otherwise pari passu with the series A preferred stock, or any of preferred stock possessing greater voting rights or the right to convert at a more favorable price than the series A preferred stock,
            (c) amend our certificate of incorporation or other charter documents in breach of any of the provisions of the certificate of designation, (d) increase the authorized number of shares of series A preferred stock, or (e) enter into any agreement with respect to the foregoing.

      o The holders of the series A preferred stock may not convert the series A preferred stock to the extent that such conversion would result in the holders owning more than 4.9% of the outstanding Common Stock. This limitation may not be amended or waived.


Item 9.01 Financial Statements and Exhibits.


      Exhibits

      3.1   Amended and Restated Articles of Incorporation.
      3.2   Certificate of Designation for the series A preferred stock.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SINOENERGY CORPORATION
                                        (formerly Franklyn Resources III, Inc.)
                                        (Registrant)

October 3, 2006
                                        By: Bo Huang
                                            ----------------------------------
                                            Bo Huang (Chief Executive Officer)